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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ergo Science Corporation to register 250,000 shares of common stock of our report dated February 28, 1998, except for Note 14, as to which the date is March 27, 1998, on our audits of the consolidated financial statements of Ergo Science Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.



                                                  PricewaterhouseCoopers L.L.P.



Boston, Massachusetts
August 18, 1998